UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of February 23, 2017, Mr. John C. Rudolf resigned from his position as (i) a director of Volt Information Sciences, Inc. (the “Company”), (ii) a member of the Company’s Audit Committee and (iii) a member of the Company’s Nominating and Corporate Governance Committee.

On February 24, 2017, Mr. James E. Boone announced his intention to resign from his position as (i) a director of the Company and (ii) a member of the Company’s Human Resources and Compensation Committee. Mr. Boone’s resignation will be effective as of June 8, 2017.

(d) Effective as of February 23, 2017, Mr. William J. Grubbs was appointed by the Company’s board of directors (the “Board”) to serve as a member of the Board through the Company’s next annual meeting of shareholders (the “Meeting”), representing the duration of the unexpired portion of Mr. Rudolf’s term (such unexpired portion, the “Interim Period”). The Board also nominated Mr. Grubbs to stand for election as a member of the Board at the Meeting.

Mr. Grubbs, age 59, has been the President and a director of Cross Country Healthcare, a NASDAQ-listed company that specializes in healthcare workforce solutions, since April 1, 2013. He became Chief Executive Officer of Cross Country Healthcare on July 5, 2013. From October 2012 through March 2013, Mr. Grubbs was Executive Vice President and Chief Operating Officer of Trueblue, Inc. From October 2011 until October 2012, Mr. Grubbs worked as a freelance consultant. From November 2005 through October 2011, Mr. Grubbs held various senior executive positions with SFN Group, Inc., including Executive Vice President and Chief Operating Officer from January 2007.

Mr. Grubbs holds a B.S. degree in Computer Science from University of New Hampshire. He currently serves on the advisory boards of Diversant, LLC and Lannick Group of Companies.

There are no reportable family relationships or related person transactions involving the Company and Mr. Grubbs.

In his capacity as a non-employee director of the Company, Mr. Grubbs will receive the director fees and benefits that other non-employee directors receive on a prorated basis for the Interim Period. Except as set forth in the preceding sentence, no material plan, contract, or arrangement was entered into or materially amended in connection with Mr. Grubbs’ appointment as a member of the Board and there was no grant or award to Mr. Grubbs or modification thereto under any such plan, contract, or arrangement in connection with such appointment.

The Board has determined that Mr. Grubbs qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

(e) On February 21, 2017, Mr. Shaw’s existing employment agreement with the Company dated May 1, 1987, as amended on January 3, 1989 (the “Employment Agreement”) was amended and restated (the “Restated Employment Agreement”).

Pursuant to the Restated Employment Agreement, which will be effective as of February 27, 2017, Mr. Shaw will cease to be an executive officer of the Company, and will hold the honorary title of Founder and Executive Vice President Emeritus of the Company until the two-year anniversary of the date of the Restated Employment Agreement (the “Term”), at which point Mr. Shaw’s employment with the Company will cease. Mr. Shaw’s annual base salary will be reduced from $517,005 to $200,000. Additionally, he will also be paid $1,500,000 (together with his base salary, the “Consideration”) in exchange for the elimination of a current $1,500,000 death benefit obligation contained in the Employment Agreement. The Consideration will be paid over the course of the Term in accordance with the Company’s normal payroll practices. In the event of Mr. Shaw’s death prior to the expiration of the Term, the Restated Employment Agreement provides for the remainder of his Consideration to be paid to his family trust over the duration of the Term.

The foregoing description of the Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On February 24, 2017, the Company issued a press release (the “Press Release”) relating to the matters described under (b) and (d) of Item 5.02, which press release is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

Although not intended to so constitute, the foregoing and/or the Press Release may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders for the Company’s 2017 Annual Meeting. The Company will file with the U.S. Securities and Exchange Commission (the “SEC”) and make available to its shareholders a proxy statement containing information about the Company, its directors, nominees and certain executive officers and the matters to be considered at the 2017 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge at the SEC’s website (http://www.sec.gov) and at the Company’s website (www.volt.com). Shareholders will be able to obtain printed copies of these documents without charge by requesting them online (www.volt.com) or in writing from the Volt Information Sciences, Inc., 2401 N. Glassell Street, Orange, California 92865; Attention: Corporate Secretary.

The Company, its directors, nominees and certain executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the 2017 Annual Meeting. Additional information regarding the interests of such potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the Company’s proxy statement to be filed with the SEC in connection with the 2017 Annual Meeting. This information can also be found in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on February 29, 2016. To the extent that holdings of the Company’s securities have changed since the amounts printed in the proxy statement for its 2016 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Mr. Grubbs, who has been nominated by the Board to stand for election as a director at the 2017 Annual Meeting, does not own any shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between the Company and Jerome Shaw, dated as of February 21, 2017

99.1	Press Release, dated February 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC., a New York corporation

Date: February 24, 2017	By:	/s/ Nancy Avedissian
	Name:	Nancy Avedissian
	Title:	Senior Vice President and General Counsel